CRAIG J. DELFINO
Certified Public Accountant
7630 Post Road
North Kingston, RI  02852

                                                                   (401)294-1210
                                                                   (401)884-6694
                                                               Fax (401)294-2090

                     Consent of Certified Public Accountant

The Board of Directors
Encon Systems, Inc.
1105929 Ontarion Limited and Subsidiaries:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ Craig J. Delfino
                                        --------------------
                                        Craig J. Delfino C.P.A.

North Kingstown, Rhode Island
May 30, 1996